PROMISSORY NOTE

(REAL ESTATE LOAN)

$1,845,000.00Charleston, West Virginia

April 7, 2022

FOR VALUE RECEIVED, the undersigned KRONOS ADVANCED TECHNOLOGIES, INC., a Nevada corporation (“KAT”) and KRONOS ADVANCED TECHNOLOGIES WV, INC., a West Virginia corporation (KATWV and together with KAT, the “Borrowers”), hereby promise to pay to the order of WEST VIRGINIA ECONOMIC DEVELOPMENT AUTHORITY, the sum of One Million Eight Hundred Forty Five Thousand and 00/100 Dollars ($1,845,000.00) over a term of one hundred eighty (180) months, with interest at the rate of three and thirty-nine one hundredths percent (3.390%) per annum on the unpaid principal balance from the date hereof through and including the 59th month after the date hereof.  The interest rate shall adjust in the 60th month, on April 7, 2027, and in the 120th month, on April 7, 2032, and shall be equal to the greater of (i) the rate from the third previous business day of the 20-year U.S. Treasury Security (as such rate is stated in the daily Treasury Yield Curve Rates section of the U.S. Treasury official website www.ustreas.gov) plus 0.75% or (b) 2.75%.  Any increase in the interest rate at the time of adjustment shall not exceed five percent (5.00%) above the rate in effect immediately prior to such adjustment, and any interest rate adjustment shall not decline below the original loan interest rate set forth above of 3.390%.  All payments shall be made, in lawful money of the United States, at office of the WVEDA, NorthGate Business Park, 180 Association Drive, Charleston West Virginia, 25311-1217, or at such other location as may be subsequently designated by holder hereof.

1.This Promissory Note shall have a term of fifteen (15) years, and shall be repaid over a period of one hundred eighty (180) months, beginning on the 7th day of May, 2022, and continuing on the 7th day of each calendar month thereafter through and including April 7,

2037, at which time the entire unpaid principal balance, together with the interest accrued thereon at the rate aforesaid, shall be due and payable in full.

2.The initial monthly installment shall be Thirteen Thousand Ninety-Two and 81/100 Dollars ($13,092.81), which is the amount sufficient to fully amortize the principal balance of the loan advanced at Closing at the rate of 3.390% over a term of one hundred eighty (180) months, such monthly installment to be adjusted in months 60 and 120 upon a change in the interest rate per the terms set forth above.  The adjusted monthly installment shall be in an amount that is sufficient to fully amortize the then outstanding principal balance at the then current interest rate over the remaining term of the WVEDA Loan.  Monthly installment payments shall be applied first to the payment of said interest on the unpaid balance, second to the payment of principal, and third to the payment of late charges and all other amounts due under this Promissory Note.

3.Borrowers shall remit their monthly payments due to WVEDA under this Promissory Note through Automated Clearing House (ACH) transfer.

4.This Promissory Note is described in and entitled to the benefit and security of a Loan Agreement dated as of the date hereof by and among WVEDA and the Borrowers (together with all amendments, renewals, extensions, substitutions and modifications thereof, the “Loan Agreement”), a Security Agreement dated as of the date hereof by and between KATWV and WVEDA (together with all amendments, renewals, extensions, substitutions and modifications thereof, the “Security Agreement”), and a Credit Line Deed of Trust and Fixture Filing dated as of April 7, 2022, made by KATWV to Joyce F. Ofsa, as Trustee, for the benefit of WVEDA (together with all amendments, renewals, extensions, substitutions and modifications thereof, the “Deed of Trust”).  If any default shall be made in the payment of any installments of this Promissory Note or any part thereof, when due, and if such default shall continue for a period of thirty (30) days after written notice to Borrowers, or if there shall be a breach at any time of a covenant, condition, provision, warranty, stipulation or agreement contained in said Loan Agreement, Security Agreement or Deed of Trust, after requisite notice, if any, is given to Borrowers as provided therein, then the entire unpaid principal balance hereof, with interest accrued thereon, shall at once be and become due, payable and demandable, without any further notice, at the option of the holder hereof. Failure at any time on the part of the holder hereof to exercise such option shall not constitute a waiver of the right to exercise the same in the event of a subsequent similar default.

5.Borrowers shall have the right at any time, without notice, premium or penalty, to pay all or any part of this Promissory Note, but any such partial payment shall not operate to postpone payment as and when due of the regular installments due on this Promissory Note.

6.Borrowers and each endorser hereof expressly waives presentment for and demand of payment and notice of the nonpayment of any installment of principal or interest falling due under this Promissory Note, and also waives protest of same upon default in the payment of such installment, and agrees that extension or extensions of the time of payment of this Promissory Note, or any installment part thereof, may be made before, at or after maturity by agreement with any one or more of the parties hereto without notice to and without releasing the liability of any other party.

7.Any payment due under this Promissory Note not made within ten (10) days of its due date may be subject to a late charge equal to five percent (5%) of the monthly payment due. An additional five percent (5%) may be charged for each successive month the payment remains past due. This late payment charge shall apply individually to all payments due and there shall be no daily pro-rata adjustment. All late charges are in addition to, not in lieu of, the continuing accrual of interest.

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IN WITNESS WHEREOF, the Borrowers have caused this Promissory Note to be executed by their duly authorized officers on the date first above written.

KRONOS ADVANCED TECHNOLOGIES,

INC.,

a Nevada corporation

By:___________________________________

Name: Joseph L. Florence

Its:  Chief Operating Officer

KRONOS ADVANCED TECHNOLOGIES, WV

INC.,

a West Virginia corporation

By:___________________________________

Name:  Joseph L. Florence

Its:   Chief Operating Officer

Signature Page – Promissory Note (Real Estate Loan)

14773938 (1916.939)